Exhibit 99.1

MALACHITE INNOVATIONS REPORTS THIRD QUARTER 2023 RESULTS

CLEVELAND, OHIO – (November 14, 2023) – MALACHITE INNOVATIONS, INC. (OTC Mkts: MLCT) (“Malachite”), a public company focused on improving the health and wellness of people and the planet, reported its results for the quarter ended September 30, 2023.

Malachite’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 was filed with the Securities and Exchange Commission on November 14, 2023 and is available for viewing at https://malachiteinnovations.com/investors/. Since the information provided in this press release is limited to selected financial and operational information, investors and interested parties are encouraged to read Malachite’s full Form 10-Q available on its website.

With respect to the latest quarterly results, Michael Cavanaugh, Malachite’s CEO, commented, “I am proud to report that the Company has posted record financial results for the fifth consecutive quarter with sales of $5.4 million and Adjusted EBITDA of $2.0 million, which includes the successful completion of a large $2.4 million reclamation contract.” Cavanaugh added, “In 3Q 2023, we continued to execute our ambitious growth strategy by acquiring our third reclamation company and launching our land acquisition strategy, highlighted by the purchase of approximately 1,900 acres of former mine land that we intend to reclaim and repurpose into a large renewable energy project. We are proud of what we’ve accomplished in such a short period of time, but we remain acutely focused on our mission to reclaim and repurpose former mine sites, reinvigorate disadvantaged coal communities in Appalachia, and create long-term sustainable value for our shareholders.”

Third Quarter 2023 Financial Highlights

○	Revenue | $5,455,633 in 3Q 2023 versus $1,547,258 in 3Q 2022, an increase of $3,908,375, and $15,114,448 in the last 12-month (“LTM”) period ending September 30, 2023 versus $2,186,617 in the LTM period ending September 30, 2022, an increase of $12,927,831.

○	Gross Profit | $2,857,766 in 3Q 2023 versus $357,783 in 3Q 2022, an increase of $2,499,983, and $5,322,386 in the LTM period ending September 30, 2023 versus $422,735 in the LTM period ending September 30, 2022, an increase of $4,899,651.

○	Operating Income (Loss) | $1,659,871 in 3Q 2023 versus ($198,002) in 3Q 2022, an improvement of $1,857,873, and $1,542,844 in the LTM period ending September 30, 2023 versus ($1,660,959) in the LTM period ending September 30, 2022, an improvement of $3,203,803.

○	Net Income (Loss) | $3,404,175 in 3Q 2023 versus ($119,616) in 3Q 2022, an improvement of $3,523,791, and $3,152,677 in the LTM period ending September 30, 2023 versus ($1,607,152) in the LTM period ending September 30, 2022, an improvement of $4,759,829. $1,875,150 of the improvement is due to a non-cash bargain purchase gain resulting from the Collins Building acquisition that has been recorded in 3Q 2023.

○	Adjusted EBITDA | $2,056,257 in 3Q 2023 versus $48,195 in 3Q 2022, an improvement of $2,008,062, and $3,267,704 in the LTM period ending September 30, 2023 versus ($1,108,212) in the LTM period ending September 30, 2022, an improvement of $4,375,916.

○	Cash Flow from Operations | $1,473,118 in 3Q 2023 versus $276,532 in 3Q 2022, an improvement of $1,196,586, and $1,750,766 in the LTM period ending September 30, 2023 versus ($988,568) in the LTM period ending September 30, 2022, an improvement of $2,739,334.

Third Quarter 2023 Consolidated Financial Highlights

Third Quarter 2023 Segmented Financial Highlights

Third Quarter 2023 Reconciliation of Net Income (Loss) to Adjusted EBITDA

3Q 2023	3Q 2022	3Q 2023 LTM	3Q 2022 LTM
Net Income (Loss)				
Range Reclaim	$ 4,048,527	$ 213,865	$ 5,331,842	$ 136,235
Range Water	(15,376)	-	(53,656)	-
Range Security	50,555	-	71,000	-
Range Land	-	-	-	-
Drug Development	(140,840)	(106,744)	(484,967)	(473,572)
Corporate	(538,691)	(226,737)	(1,711,542)	(1,269,815)
Total Net Income (Loss)	**$ 3,404,175**	**$ (119,616)**	**$ 3,152,677**	**$ (1,607,152)**
Interest				
Range Reclaim	$ 93,933	$ 17,618	$ 225,500	$ 28,641
Range Water	-	-	-	-
Range Security	-	-	224	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	41,534	13,430	44,210	26,699
Total Interest	**$ 135,467**	**$ 31,048**	**$ 269,934**	**$ 55,340**
Taxes				
Range Reclaim	$ -	$ -	$ -	$ -
Range Water	-	-	-	-
Range Security	-	-	-	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	-	-	-	-
Total Taxes	**$ -**	**$ -**	**$ -**	**$ -**
Depreciation				
Range Reclaim	$ 370,404	$ 136,763	$ 1,264,957	$ 192,155
Range Water	640	-	1,066	-
Range Security	2,891	-	7,210	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	-	-	-	-
Total Depreciation	**$ 373,935**	**$ 136,763**	**$ 1,273,233**	**$ 192,155**
Non-Cash Adjustments				
Range Reclaim	$ (1,875,150)	$ -	$ (1,875,150)	$ -
Range Water	-	-	-	-
Range Security	-	-	-	-
Range Land	-	-	-	-
Drug Development	-	-	-	-
Corporate	17,830	-	447,010	251,445
Total Non-Cash Adjustments	**$ (1,857,320)**	**$ -**	**$ (1,428,140)**	**$ 251,445**
Adjusted EBITDA				
Range Reclaim	$ 2,637,714	$ 368,246	$ 4,947,149	$ 357,031
Range Water	(14,736)	-	(52,590)	-
Range Security	53,446	-	78,434	-
Range Land	-	-	-	-
Drug Development	(140,840)	(106,744)	(484,967)	(473,572)
Corporate	(479,327)	(213,307)	(1,220,322)	(991,671)
Total Adjusted EBITDA	**$ 2,056,257**	**$ 48,195**	**$ 3,267,704**	**$ (1,108,212)**

Non-GAAP Financial Information

In addition to our results under Generally Accepted Accounting Principles (“GAAP”), in this release we also present certain other supplemental measures of financial performance that are not required by or presented in accordance with GAAP, including Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”). We calculate Adjusted EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization, and non-cash stock-based compensation expenses related to restricted stock grants and stock options issued to directors and employees and consultants. Adjusted EBITDA is one of the primary metrics used by management to evaluate our financial performance, analyze the effectiveness of our business strategies, and make budgeting and capital allocation decisions. However, this non-GAAP measure does have certain limitations and should not be considered as an alternative to net income (loss), earnings (loss) per share or any other performance measures derived in accordance with GAAP.

About Malachite Innovations, Inc.

Headquartered in Cleveland, Ohio, Malachite Innovations, Inc. is a public company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Malachite owns and operates several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on economically disadvantaged communities. Malachite takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Malachite seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Malachite Innovations, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@malachiteinnovations.com

W: www.malachiteinnovations.com